CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within the Prospectus and “ Financial Statements of the Fund” within the Statement of Additional Information and to the use of our report dated May 26, 2017 relating to the financial statements of Cross Shore Discovery Fund for the fiscal year ended March 31, 2017, which is incorporated by reference in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-2, No. 333-204814) of Cross Shore Discovery Fund.

/S/ ERNST & YOUNG LLP

New York, New York

July 28, 2017